1 SUPPLEMENTAL CONFIRMATION Date: August 25, 2026 To: California Water Service Group 1720 North First Street San Jose, California 95112 E-mail: rstevenson@calwater.com; nvanegas@calwater.com Attention: Rob Stevenson and Nehoma Vanegas From: Robert W. Baird & Co. Incorporated 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Syndicate Department Ladies and Gentlemen: This Supplemental Confirmation is the Supplemental Confirmation contemplated by the Master Confirmation for Share Forward Transactions dated as of May 14, 2025 (the “Master Confirmation”) between California Water Service Group and Robert W. Baird & Co. Incorporated. The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Counterparty and Dealer as of the Trade Date for the Transaction referenced below. This Supplemental Confirmation supplements, forms part of and is subject to the Master Confirmation. Terms not defined herein shall have the meaning ascribed to them in the Master Confirmation. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified herein. The terms of the Transaction to which this Supplemental Confirmation relates and for all purposes under the Confirmation: (a) The Trade Date is August 25, 2026; (b) The Number of Shares is 1,000,000; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date; (c) The Minimum Number of Settlement Shares is 100; (d) The Hedge Completion Date is August 25, 2026; (e) The Initial Forward Price is USD 48.7575 net; (f) The Final Date is August 25, 2027; (g) The Spread is 75 basis points per annum; Exhibit 10.1

2 (h) The Forward Price Reduction Dates and the Forward Price Reduction Amounts are as follows: Forward Price Reduction Date Forward Price Reduction Amount Trade Date USD 0.0000 November 9, 2026 USD 0.3350 (i) The Borrow Cost Threshold is 50 basis points per annum; (j) The Notice Period is two Scheduled Trading Days; (k) The Maximum Borrow Cost is 200 basis points per annum; and (l) There shall not be a Pricing Notification for the Transaction. [Signature Pages Follow]

3 Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Supplemental Confirmation for that purpose and returning it to us. Very truly yours, ROBERT W. BAIRD & CO. INCORPORATED By: Name: Sandy Walter Title: Managing Director, Co-Head of Equity Capital Markets